Exhibit 99.1 (a) 4

Pro Forma Combined Statement of Operations

For the Six Months Ended November 28, 2003

Unaudited

(in thousands, except per share data)

	NDCHealth	ArcLight	Pro Forma Adjustments (b)		Pro Forma NDCHealth
Revenues	$224,125	$238	$(886	)(2)	$223,477

Operating expenses	183,099	16,834	(5,309)		194,624

Operating income	41,026	(16,596)	4,423	(1,2,3)	28,853

Other income (expense)	(14,369)	260	(260	)(1)	(14,369)

Income before income taxes, equity in losses of affiliated companies and discontinued operation	26,657	(16,336)	4,163		14,484
Provision for income taxes	9,986	—	(4,565	)(4)	5,421

Income before equity in losses of affiliated companies and discontinued operations	16,671	(16,336)	8,728		9,063
Equity in losses of affiliated companies	(583)	—	—		(583)

Income before discontinued operations	16,088	(16,336)	8,728		8,480

Discontinued operations	—	674	(674	)(1)	—

Net income	$16,088	$(15,662)	$8,054		$8,480

Basic earnings per share	$0.46				$0.24

Number of Shares	34,785			(5)	35,166

Diluted earnings per share	$0.45				$0.24

Number of Shares	35,367			(5)	35,748

The accompanying notes are an integral part of this Pro Forma Combined Statement of Income.